                                                                   EXHIBIT 10.13

                         ISV SOFTWARE LICENSE AGREEMENT

     This ISV Software License Agreement is entered into this 29th day of January, 1999 (the "Effective Date") by and between BEA WebXpress, Inc., a Delaware corporation with principal offices at 550 California Street, 10/th/ Floor, San Francisco, California 94104 ("WebXpress") and Blue Martini Software, a Delaware corporation with principal offices at 2600 Campus Drive, Suite 175, San Mateo, California 94403 ("Licensee").

                                    Recitals

     Whereas, WebXpress desires to grant to Licensee, and Licensee desires to receive from WebXpress, a worldwide, non-exclusive license to integrate WebXpress's proprietary software in object code format into Integrated Products (as hereinafter defined), and to distribute such WebXpress software as integrated into Integrated Products, all in accordance with the terms of this Agreement.

     Now, Therefore, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                                   Agreement

1.   Definitions.

     For purposes of this Agreement the following terms shall have the meanings set forth below:

     1.1 "Affiliate" means an entity controlling, controlled by, or under common control with Licensee. For purposes of this definition, "control" or any correlative form thereof, means the ownership of more than fifty percent of the voting stock of such entity, or if such entity is not a corporation, the ability to control the day-to-day operations and business of such entity.

     1.2 "Distributor" means an Affiliate, or third party distributor or reseller, appointed by Licensee under the terms of this Agreement, who acquires Integrated Products from Licensee solely for the purpose of distributing such Integrated Products to End-Users, and not for such party's internal business purposes. Any Distributor who seeks to make use of any Integrated Product for its own internal business purposes must do so under the terms of an End-User License Agreement.

     1.3 "Distribution Agreement" means a written agreement between Licensee and a Distributor, signed by both parties, covering the distribution by such Distributor of any Integrated Product to End-Users, which agreement is consistent with, and no less protective of WebXpress's proprietary and intellectual property rights, than the terms of this Agreement.

     1.4 "End-User" means a person or entity who acquires Integrated Products from Licensee or a Distributor for such person or entity's internal business purposes, and not for sale, resale, lease or any other form of distribution to third parties.

[...***...] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       1.

     1.5 "End-User License Agreement" means a written agreement between either Licensee or a Distributor, and an End-User, which agreement is either signed by both parties or is in "shrinkwrap" or "clickwrap" form, covering the licensing of an Integrated Product to such End-User. Such agreement must be consistent with, and no less protective of WebXpress's proprietary and intellectual property rights in the WebXpress Software, than the terms of this Agreement. Without limitation, an End-User License Agreement must contain terms consistent with the applicable provisions of Section 2 of this Agreement.

     1.6 "Integrated Product" means an application software product created by Licensee through the integration of WebXpress Software with application software programs proprietary to or licensed by Licensee ("Licensee Applications"). All Integrated Products are subject to the restrictions on development, use and distribution set forth in Section 2 of this Agreement. The Integrated Products covered by this Agreement are described in greater detail in Schedule B, attached hereto and made a part hereof.

     1.7 "WebXpress Software" means the machine-readable, compiled, object code form of WebXpress's proprietary software and associated documentation. The specific WebXpress Software covered by this Agreement is set forth on Schedule A, attached hereto and made a part hereof. Provided that Licensee is not in material breach of this Agreement and is current in its payment of annual support fees, the WebXpress Software covered by this Agreement shall also include the object code form of any subsequent releases or successor products of the WebXpress Software set forth, on Schedule A, and any modifications (including bug fixes, error corrections, enhancements and updates) to which Licensee may be entitled pursuant to the terms Schedule E.

2.   License Grant.

     2.1 License To Reproduce And Distribute. Subject to the terms and conditions of this Agreement, WebXpress hereby grants to Licensee, under WebXpress's intellectual property rights in and to the WebXpress Software, a worldwide, non-exclusive, non-transferable license: (i) to integrate the WebXpress Software into Integrated Products; (ii) to reproduce the WebXpress Software as so integrated into Integrated Products; and (iii) to distribute the WebXpress Software as integrated into Integrated Products solely to End-Users who are subject to an End-User License Agreement. Licensee shall make no use of any copies of the WebXpress Software except as provided in this Section 2.1. Licensee may sublicense the distribution rights granted under this Section 2.1 solely as described in Section 2.2. WebXpress shall deliver to Licensee all license keys, consistent with Schedules A and C on the effective date. All rights not specifically granted herein shall be retained by WebXpress.

     2.2 Sublicensing. WebXpress grants to Licensee the right to appoint Distributors to distribute the Integrated Products to End-Users. All Distributors appointed by Licensee must execute a Distribution Agreement. Licensee will use reasonable commercial efforts to ensure that such Distributors comply with the terms of their respective Distribution Agreements and will inform WebLogic promptly of any known violation, infringement or breach.

     2.3 Restrictions. Licensee's rights under Section 2.1 are, without limitation on any other restrictions set forth in this Agreement, subject to the following limitations and restrictions:

                                       2.

          (i) Each Integrated Product made available for distribution to End-Users must be developed so that the WebXpress Software and any of its API's are not directly accessible to the End-User, i.e. an End-User using the Integrated Product will have direct access only to the Licensee Application portion of such product;

          (ii) Each and every End-User Agreement and each and every Distributor Agreement shall provide that the End-User or Distributor, as the case may be, may not under any circumstances attempt, or knowingly permit or encourage others to attempt to decompile, decipher, disassemble, reverse engineer or otherwise decrypt or discover the source code of all or any portion of the Integrated Product, including the WebXpress Software embedded therein;

          (iii) Each and every End-User Agreement shall provide that the End-User may not under any circumstances use the WebXpress Software or any of its API's in any manner except indirectly in connection with the use of the Licensee Application portion of the Integrated Product, and that the End User may not run any third party software applications on the WebXpress Software or any of its API's, without first purchasing a license for such use from WebXpress;

          (iv) Licensee may not, under any circumstances, distribute the WebXpress Software or any of its API's as standalone products;

          (v) Licensee shall not integrate the WebXpress Software with any products other than the Integrated Products without first obtaining WebXpress's prior written consent.

     2.4 Licensee Certification. Licensee represents and warrants to and for the benefit of WebXpress that each Integrated Product contains a significant enhancement of features and/or functionality to the WebXpress Software embedded therein, and that each Integrated Product is substantially different from any of WebXpress's products and does not compete with any WebXpress products.

     2.5 Proprietary Notices. Licensee shall not remove, efface or obscure any copyright notices or other proprietary notices or legends from any WebXpress Software or WebXpress material provided hereunder, and shall reproduce all such notices and legends when incorporating the WebXpress Software into the Integrated Products.

     2.6  Branding and Quality Control Provisions.

          2.61 "WebXpress Charged" Seal. Licensee shall insert and maintain the "WebXpress Charged" seal (the "Seal") within the Integrated Product such that users of the Integrated Product are exposed to the Seal during normal use of the product. The Seal shall at least be featured under any "About" menu item describing the Integrated Product's release details. Licensee shall insert and maintain the Seal within related marketing materials for the Integrated Product including Licensee's website. The Seal is available to the Licensee from the WebXpress website at http://www.weblogic.com.
                     ------------------------

          2.62 Quality Control Provisions. The use of WebXpress's marks pursuant to Sections 2.5 and 2.6 in the Licensee Application(s) shall be of at least the same quality as Licensee's use in their other products of

                                       3.
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a similar nature, or, if Licensee has no other products of a similar nature, the use of WebXpress's marks pursuant to Sections 2.5 and 2.6 in the Licensee's Applications shall be of at least the same quality as the average quality of other products of a similar nature which are generally available to the public.

          2.63 Licensee agrees to include a referral to the WebXpress website on the Licensee's website.

     2.7 Ownership. The WebXpress Software is licensed, not sold to Licensee. Except as specifically licensed to Licensee hereunder, WebXpress retains all right, title and interest, including all intellectual property rights, in and to the WebXpress Software.

     2.8 Evidence of Compliance. Upon reasonable request of WebLogic, Licensee shall promptly, and in any event within thirty (30) days, provide WebLogic with any and all evidence reasonably necessary to confirm Licensee's compliance with the provisions of Sections 2.1 through 2.6.

3.   Royalties and Support Fees.

     3.1 Royalty and Support Fees. Licensee shall owe to WebXpress royalties and support fees as set forth on Schedule C. All royalties and support fees will be paid on a calendar quarterly basis within 30 days after the end of the quarter. Included with the payment, Licensee will provide WebXpress a report containing the number of customers (including End-Users, ISV's and Distributors) receiving the Integrated Product and the quantity shipped in the previous quarter.

     3.2 Audit. Licensee shall maintain complete and accurate accounting and distribution records, in accordance with generally accepted accounting practices, to support and document royalties payable in connection with this Agreement. Such records shall be retained for a period of three (3) years after the royalties which relate to such records have been accrued and paid. Licensee shall, upon written request from WebXpress, provide access to such records to an independent auditor chosen by WebXpress and reasonably acceptable to Licensee for the purposes of audit. If any such audit discloses a shortfall in payment to WebXpress of more than [...***...] for any quarter, Licensee agrees to pay or reimburse WebXpress for the expenses of such audit. If any such audit discloses a shortfall in payment to WebLogic, which is not related to an accounting error, of more than [...***...] and [...***...] for any quarter, WebLogic may terminate this Agreement.

     3.3 Taxes. Licensee shall complete the Resale Certificate attached in Schedule D. Licensee agrees to provide WebXpress with further documentation, as reasonably necessary, supporting such status at WebXpress's expense. Licensee shall be responsible for any sales or use or other taxes (other than taxes based on WebXpress's net income) to the extent that any such taxes may arise in connection with this Agreement. Licensee agrees that the amounts to be remitted to WebXpress are to be the actual amounts due without withholding taxes or other assessments by authorities anywhere in the foreign location. If any withholding tax is imposed under the laws of a country or other taxing jurisdiction outside of the United States on any amounts paid to the WebXpress, such amounts will be increased by the amount of the withholding tax. Licensee shall be solely responsible for and shall pay any and all amounts

[...***...] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       4.
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required in the foreign location to be withheld, charged, deducted, or assessed against such payment amounts, and will promptly furnish WebXpress with certificates evidencing payment of such amounts.

4.   Warranties and Support.

     4.1 Limited Warranty. WebXpress warrants that for a period of ninety (90) days following delivery to Licensee, the WebXpress Software will perform substantially in accordance with the accompanying WebXpress Documentation. WebXpress does not warrant that the WebXpress Software will be error-free or will operate without interruption. Licensee's exclusive remedy for breach of the warranty contained in this Section 4.1 shall be the prompt correction of any such failure to perform.

     4.2  WebXpress Warranty Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN
SECTION 4.1, WEBLOGIC HEREBY DISCLAIMS ALL OTHER WARRANTIES EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE WEBLOGIC SOFTWARE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFR1NGEMENT.

     4.3 Service and Support. Subject to payment of any applicable support fees set forth in Schedule C by Licensee, WebXpress agrees to provide support and software upgrades as described in Schedule E.

     4.4 End-User Support. Licensee shall, at its own expense, be solely responsible for providing technical support (including without limitation warranty service) and training to its Distributors and End-Users for the Integrated Products. Licensee shall ensure that all questions from Distributors or End-Users regarding the use or operation of the Integrated Products are addressed to and answered by Licensee. WebXpress shall provide second-line support to Licensee as set forth on Schedule E.

5.   Indemnification.

     5.1 WebXpress Indemnity. WebXpress shall indemnify, defend and hold Licensee harmless from and against any claim that the WebXpress Software as used within the scope of this Agreement infringes the copyright, trademark, trade secret or patent issued as of the Effective Date of any third party, provided that (i) Licensee notifies WebXpress promptly in writing of the claim; (ii) WebXpress has sole control of the defense and all related settlement negotiations; and (iii)Licensee provides WebXpress with all necessary assistance, information, and authority to perform the above..

     5.2 Exclusions. WebXpress shall have no liability for any claim of infringement based on (i) use of other than a then currently supported version of the WebLogic Software provided to Licensee, to the extent the infringement would have been avoided by use of such version; (ii) modification of the WebXpress Software by Licensee to the extent the infringement would have been avoided without such modification; or (ii)the combination or use of the WebXpress Software furnished hereunder with materials not furnished by WebXpress to the extent such infringement would have been avoided by use of the WebXpress materials alone..

                                       5.
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     5.3  Alternatives.  In the event the WebXpress Software is held to, or
WebXpress believes is likely to be held to, infringe any third party copyright, trademark, trade secret or United States patent issued as of the Effective Date, WebXpress shall have the right at its sole option and expense to (i) substitute or modify the WebXpress Software so that it is non-infringing, while retaining equivalent features and functionality; or (ii)obtain for Licensee a license to continue using the WebXpress Software under commercially reasonable terms; or
(iii) if (i) and (ii) are not reasonably practicable, terminate this Agreement as to the infringing WebXpress Software and return to Licensee any license fees paid by Licensee hereunder with respect thereto, amortized over a period of three years, which period the parties agree is represents the useful life of the WebXpress Software.

     5.4 Sole Obligation. The foregoing states the sole obligation and exclusive liability of WebXpress, and Licensee's sole recourse and remedy for any infringements or claims of copyright and patent infringement by the WebXpress Software.

     5.5 Licensee Indemnity. Licensee agrees to indemnify, defend and hold WebXpress harmless from and against any costs, losses, liabilities, claims or expenses (including attorneys' fees) arising out of: (i) any claim that any Integrated Product infringes upon the intellectual property or proprietary rights of any third party, except to the extent such arises from infringement of such rights by the WebLogic Software: (ii) the distribution of any Integrated Product by Licensee or its Distributors; or (iii) the use of any Integrated Product by any End- User, Distributor or third party. Notwithstanding the
foregoing, Licensee will not have any , ,,          indemnification liability to
WebXpress to extent that a claim by a third party is based on a failure of the WebXpress Software to operate in accordance with the WebXpress Documentation. Nothing in this Section 5.5 shall be construed to be an extension of WebXpress's warranty obligations set forth in Section 5.1. The foregoing indemnity states the sole obligation and exclusive liability of Licensee, and WebXpress's sole recourse and remedy for any infringements or claims of copyright and patent infringement by the Integrated Products.

6.   Term and Termination.

     6.1 Initial Term. This Agreement shall become effective on the Effective Date and shall remain in effect for a period of three (3) years and six (6) months thereafter unless the Agreement is terminated as provided below.

     6.2  Termination.

          6.2.1 Breach. 'If either party defaults in a payment or other material obligation under this Agreement and, in the case of breaches capable of cure, fails to completely cure such default for a period of thirty (30) days after written notice of default from the non-breaching party, the non-breaching party may terminate this Agreement, in accordance with the provisions of this Section 6, upon written notice of termination given to the defaulting party.

          6.2.2 Insolvency. Notwithstanding anything contained herein to the contrary, either party may terminate this Agreement immediately by notice to the other if:

                (i) the other ceases to carry on its business; or (ii) a receiver or similar officer is appointed for the other and is not discharged within thirty (30) days; or

                                       6.

               (ii) the other becomes insolvent, admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit or its creditors or another arrangement of similar import; or

               (iii) proceedings under bankruptcy or insolvency laws are commenced by or against the other and are not dismissed within (30) days.

     6.3 Effect Of Termination. Upon termination of this Agreement, (i) the rights and licenses granted to Licensee pursuant to this Agreement shall automatically terminate, (ii) Licensee shall certify to WebXpress that all WebXpress Software subject to this Agreement and in Licensee's possession has been destroyed or removed from Licensee's equipment and (iii) Licensee shall cease to use all intellectual property of WebXpress. Within thirty (30) days of termination, Licensee shall provide to WebXpress a royalty report and pay all royalties accruing as of the date of termination, in accordance with Section
3.1. All licenses granted to End-User pursuant to appropriate End-User License Agreements shall survive expiration or termination. Sections I, 2.7, 3, 4.2, 4.4, 5, 6.3, 7, 8 and 9 shall survive the expiration or earlier termination of this Agreement.

7.   Confidentiality.

     7.1 Definition. For purposes of this Agreement, "Confidential Information" of a party means information or materials disclosed or otherwise provided by such party ("Disclosing Party") to the other party ("Receiving Party") that are identified as confidential or proprietary. "Confidential Information" does not include that which (i)was known to the Receiving Party, without restriction and without duty of confidentiality, at the time of disclosure, as evidenced by the written records of Receiving Party, (ii) is or becomes part of public knowledge other than as a result of any action or inaction of the Receiving Party, (iii) is obtained by the Receiving Party from an unrelated third party without a duty of confidentiality, or (iv) is independently developed by the Receiving Party without reliance upon or use of the Confidential Information of the Disclosing Party. Without limiting the generality of the foregoing, and notwithstanding the exclusions hereinbefore set forth, "Confidential Information" of WebXpress includes the WebXpress Software and any information relating to the development, design, manufacture and specifications of WebXpress Software.

     7.2 Restrictions on Use and Disclosure. The Receiving Party shall not use Confidential Information of the Disclosing Party for any purpose other than in furtherance of this Agreement and the activities described herein. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any third parties except as otherwise permitted hereunder. The Receiving Party may disclose Confidential Information of the Disclosing Party only to those employees, consultants or sub-Licensees who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof under provisions (including, without limitation, provisions relating to nonuse and nondisclosure) no less restrictive than those required by the Receiving Party for its own comparable Confidential Information. The Receiving Party shall maintain Confidential Information of the Disclosing Party with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the

                                       7.
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circumstances. Any copies of the Disclosing Party's Confidential Information shall be identified as belonging to the Disclosing Party and prominently marked "Confidential."

     7.3 Legal Obligation to Disclose. This Agreement will not prevent the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent required by a judicial order or other legal obligation, provided that, in such event, the Receiving Party shall promptly notify the Disclosing Party to allow intervention, and shall cooperate with the Disclosing Party to contest or minimize the scope of the disclosure (including application for a protective order). Each party shall advise the other party in writing of any misappropriation or misuse of Confidential Information of the other party of which the notifying party becomes aware.

     7.4 Injunctive Relief. Each party acknowledges that the Confidential Information of the Disclosing Party are valuable trade secrets the Disclosing Party and that any unauthorized use or disclosure of such information would cause the Disclosing Party irreparable harm for which its remedies at law would be inadequate. Accordingly, the Receiving Party acknowledges and agrees that the Disclosing Party shall be entitled, in addition to any other remedies available to it at law or in equity, to seek the issuance of injunctive or other equitable relief.

     7.5 Return of Confidential Information. Upon the expiration or earlier term of this Agreement, each party (as Receiving Party) shall immediately return to the Disclosing Party all Confidential Information of the Disclosing Party embodied in tangible form, or certify in writing to the Disclosing Party that all such Confidential Information has been destroyed. The terms of this Section 7 shall survive the expiration or earlier termination of this Agreement for a period of five (5) years.

     7.6 Source Code Protections. Licensee shall not under any circumstances attempt, or knowingly permit or encourage any End-User, Distributor or third party to decompile, decipher, disassemble, reverse engineer or otherwise decrypt or discover the source code for the WebXpress Software.

8.   Limitation of Liability.

     EXCEPT FOR BREACHES OF SECTION 2 OR SECTION 7, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF THIS AGREEMENT AND HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR LOSS OF DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BREACHES OF SECTION 2 OR SECTION 7 AND BOTH PARTIES OBLIGATIONS PURSUANT TO SECTION 5, IN NO EVENT SHALL EITHER PARTY'S CUMULATIVE LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID BY LICENSEE TO WEBLOGIC PURSUANT TO THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

                                       8.
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9.  Miscellaneous.

     9.1 Confidentiality of Agreement. Both WebXpress and Licensee agree that the terms and conditions of this Agreement shall be treated as Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; provided, however, that the existence of this Agreement shall not be treated as Confidential Information and that either party may disclose the terms and conditions of this Agreement:

          (i)    as required by any court or other governmental body;

          (ii)   as otherwise required by law;

          (iii)  to legal counsel of the parties;

          (iv) in confidence, to accountants, banks, proposed investors, and financing sources and their advisors;

          (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or

          (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

          (vii) to the extent permitted by Licensee's labeling requirement and marketing obligations under this Agreement.

     9.2 Press Release. Upon mutual agreement, WebXpress and Licensee shall issue a joint press release announcing the relationship contemplated by this Agreement with mutual endorsements for Integrated Products and WebXpress Software.

     9.3 Customer Reference. The Licensee agrees that WebXpress may disclose the name of the Licensee as a customer on the WebXpress web site and on other promotional materials. Licensee further agrees to provide WebXpress with the following customer reference information for possible use on WebXpress's web site and on other promotional material in conjunction with the Licensee's name a brief marketing summary of the Licensee's Integrated Products under this Agreement. Licensee agrees to discuss the WebXpress Software with the press, industry analysts and prospective (non-competitive) customers on a limited basis to be mutually agreed upon by both parties.

     9.4 Assignment. Licensee may not assign this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of WebXpress, which shall not be unreasonably withheld. Notwithstanding the foregoing, Licensee may assign this Agreement in connection with a merger or sale of substantially all its assets.

     9.5 Notices. All notices between the parties shall be in writing and shall be deemed to have been given if personally delivered or sent by certified or registered mail (return receipt)

                                       9.
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or telecopy to the addresses set forth as follows, or such other address as is provided by notice as set forth herein:

          If to WebXpress to:      Contract Administrator
                                   550 California Street
                                   San Francisco, CA ,94104

          If to Licensee to:       Chief Financial Officer
                                   Blue Martini Software, Inc.
                                   2600 Campus Drive, Suite 175
                                   San Mateo, CA 94403

Notices shall be deemed effective upon receipt or, if delivery is not effected by reason of some fault of the addressee, when tendered.

     9.6 Governing Law; Forum Selection. This Agreement shall be governed by the laws of the State of California, as applied to agreements made, entered into and performed entirely in California by California residents. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of San Francisco County, California (or, if there is exclusive federal jurisdiction, the United Stated District Court for the Northern District of California), and the parties consent to the personal and exclusive jurisdiction of these courts. This Agreement shall not be governed by the United Nations Convention on the International Sale of Goods.

     9.7 Severability. Any term or provision of this Agreement held to be illegal or unenforceable shall, if possible, be interpreted so as to be construed as valid, but in any event the validity or enforceability of the remainder hereof shall not be affected.

     9.8 Legal Compliance. Licensee may not download or otherwise export or re-export the WebXpress Software or any underlying information or technology except in full compliance with all United States and other applicable laws and regulations. In particular, but without limitation, none of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria, or Sudan, or (ii) to anyone on the US Treasury Department's list of Specially Designated Nationals or the US Commerce Department's Table of Deny Orders. By licensing the Software, Licensee is agreeing to the foregoing and Licensee are representing and warranting that Licensee are not located in, under control of, or a national or resident of any such country or on any such list.

     9.9 Waiver. The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

     9.10 Independent Contractors. The relationship of the parties hereunder shall be that of independent contractors, and nothing herein shall create or be deemed to create a joint venture, partnership, agency or employer/employee relationship. In no event will either party be permitted to make any agreement, or represent that it is authorized to make any agreement, on behalf of the other party, without the prior written consent of such other party.

                                      10.

     9.11 Escrow. Within thirty (30) days of the Effective Date of this Agreement. WebXpress and Licensee shall enter into a source code escrow agreement (the "Escrow Agreement") with an independent third party escrow agent in the business of providing escrow services (the "Escrow Agent"), which agreement shall provide as follows:

          9.11.1 Deposit. The Escrow Agreement shall provide that WebXpress shall deposit the source code for the WebXpress Software and any updates provided to Licensee hereunder with the Escrow Agent promptly after final delivery of the corresponding object or executable code to Licensee.

          9.11.2 Release. The Escrow Agreement shall provide that the Escrow Agent shall release WebXpress's source code to Licensee if any one of the following circumstances remains uncorrected for more than 30 days: (i) appointment of a trustee under Chapter 7 of Title 11 of the United States Code;
(ii) the making by WebXpress of a general assignment for the benefit of creditors; (iii). WebXpress is in material breach of its support obligations pursuant to Schedule E and has failed to cure such breach within thirty (30) days after notification by Licensee.

          9.11.3 License. The Escrow Agreement shall provide that WebXpress grants Licensee a worldwide, non-exclusive, paid-up and royalty-free, perpetual, non-transferable license to use, reproduce and modify the released source code, solely for the purpose of supporting and maintaining the WebXpress Software. Licensee will agree in the Escrow Agreement not to exercise this license unless the source code is released.

          9.11.4 Fees. Licensee shall pay all reasonable fees and expenses for such escrow arrangement, including set-up fees, not to exceed fifteen hundred dollars ($1,500), and annual maintenance fees, not to exceed seven hundred fifty dollars ($750). WebXpress shall pay amounts above such limits.

                                      11.

     9.12 Entire Agreement. This Agreement, along with the Schedules attached hereto which are incorporated herein by reference, sets forth the entire Agreement between the parties and supersedes any and all prior proposals, agreements, and representations between them, whether written or oral. This Agreement may be changed only by mutual agreement of the parties in writing.

     In Witness Whereof, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the Effective Date.

BEA WebXpress, Inc.                           Licensee

By: /s/ Randy Risher                          By: /s/ William Evans
  --------------------------                     -------------------------

Name: Randy Risher                            Name: William Evans
     -----------------------                       -----------------------

Title: Director F + A                         Title: VP, Marketing
      ----------------------                        ----------------------

Date: 1/29/99                                 Date: January 29, 1999
     -----------------------                       -----------------------

                                      12.

                                  Schedule A

                              WEBXPRESS SOFTWARE

WebXpress Software covered by this Agreement:

WebLogic Application Server (formerly Tengah) on all supported platforms

License Restriction: Licensee will incorporate code provided by WebXpress into the Integrated Products which will make tine WebXpress Software nonfunctional without the presence of the Integrated Products. In addition, Licensee will insure the WebXpress API's are not accessible to Licensee's customers.

                                      13.

                                  Schedule B

                              INTEGRATED PRODUCTS

Integrated Products covered by this Agreement:

All products of the Blue Martini Software E-Merchandising System (known by this or some other name as shall be designated by Blue Martini Software from time to time) including the Merchandise Management Module, the Customer Management Module, the WebStore Operations Module, the Micro Marketing Module, and the Tools Module.

The following describes the function and purpose of each of the Integrated Products covered by this Agreement:

Blue Martini Software E-Merchandising System is a software solution for direct-to-consumer e-commerce and includes all the functionality of an Internet commerce server for displaying catalog items, descriptions and prices; calculating tax; managing sales and returns; managing the definition of merchandise assortments, promotions, and cross-product relationships; and managing customer identities and attributes and programs specific to customers such as frequent- buyer programs.

                                      14.

                                  Schedule C

                          ROYALTIES AND SUPPORT FEES

C.1.  Royalties:
      ----------

Licensee will pay royalties based upon a percentage of [...***...] in accordance with the following schedule (subject to a minimum royalty per transaction as stated below):

                                                             Minimum
               Cumulative             Percent of             Royalty
              Royalties Paid          [...***...]       Per Transaction
         ----------------------    ----------------    ------------------

                [...***...]           [...***...]           [...***...]
                [...***...]           [...***...]           [...***...]
                [...***...]           [...***...]           [...***...]
                [...***...]           [...***...]           [...***...]

For the purposes of this Agreement, [...***...].

The Minimum Royalty shall not apply to those Transactions by Licensee for which no WebXpress software is included in the software sold. No royalties will be owed on marketing, demonstration, training and customer evaluation licenses of the Integrated Product.

C.2. Annual Support Fees:
     --------------------

Annual Support Fees are [...***...] of royalties. The annual support fees for subsequent years will be [...***...] of the royalties paid by Licensee under Section C.1 for copies of the Integrated Product for which Licensee has a maintenance agreement in place with the End User during such year. Such fees will be payable on a quarterly basis. Licensee shall provide to WebXpress, along with each payment, a report summarizing the number of End Users with maintenance agreements that form a basis for such payment.

C.3. Royalty for Use of RSA's SSL Product:
     -------------------------------------

If in the future Licensee elects to license the RSA SSL Product from WebXpress, then in addition to the Royalties described above, Licensee must pay [...***...] and [...***...] per year for unlimited clients to WebXpress pursuant to WebXpress's License Agreement with RSA.

[...***...] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      15.

C.4.  Commitment:
      -----------

Licensee will commit to purchasing [...***...] in royalty and support, which will be applied towards purchases of WebXpress Software and support licensed under this agreement. This commitment is non-cancelable. Payment terms for this commitment are [...***...] net [...***...] days from Effective Date and [...***...] net [...***...] days. These payments are non-refundable.

C.5.  Development Licenses:
      ---------------------

In order for Licensee to continue to develop and test the WebXpress Software with the Integrated Product, Licensee will purchase the following development licenses:

                                                         Effective
                              List Price    Discount    Unit Price      Price
3     Development Servers     [...***...]  [...***...]  [...***...]  [...***...]
16    Developer Seats         [...***...]  [...***...]  [...***...]  [...***...]
                                                                    ------------
      SUBTOTAL                                                       [...***...]
      Annual Support                                                 [...***...]
                                                                    ------------
      [...***...]
      TOTAL DUE                                                      [...***...]
      Less Discount on License Fees                                  [...***...]
                                                                    ------------
      Total Due on an annual basis for Support                       [...***...]
                                                                    ------------


Payment for support will be net [...***...] days from initial invoicing by WebXpress. Subsequent years annual support payments will be net [...***...] days. WebXpress will deliver license keys for these licenses on the Effective Date of this agreement.

In addition, when Licensee has shipped the licenses corresponding to the first [...***...] in royalties paid (or prepaid), Licensee will have the right to receive licenses for Development Servers and Development Seats at no charge, but must notify WebXpress of their election to put into service such licenses and must pay annual support of [...***...] of the Effective Unit Price of the applicable licenses. The development software is not to exceed [...***...] Development Servers, and [...***...] Development Seats over the term of the contract.

These licenses will be subject to WebXpress's Standard Software License Agreement located on the WebXpress website at http://www.weblogic.com/licagree.html.

[...***...] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      16.

                                  Schedule D

                              RESALE CERTIFICATE

WE HEREBY CERTIFY that we hold a valid seller's permit No.______________ issued pursuant to laws and regulations governing Sales and Use Tax in the state of
; that we are engaged in the business of selling:______________________________
_______________________________________________________________________________
that the products described within this ISV Software License Agreement, which we shall license from WebXpress, will be resold by us { licensed to our customers}, in accordance with the terms of the Agreement. A Description of the products to be licensed from WebXpress is contained in the relevant schedule of the Agreement.


___________________________________________
(Signature of Purchaser or Authorized Agent)


___________________________________________
               (Title)

                                      17.

                                  Schedule E

                           SERVICE AND SUPPORT TERMS

WebXpress shall provide product support to Licensee to support its integration of WebXpress Software into Licensee's applications. Support means that WebXpress will provide: (a) software upgrades and product enhancements upon their commercial release, and appropriate documentation with respect thereto, and (b) technical assistance with respect to the WebXpress Software, including (i) clarification of functions and features; (ii) clarification of documentation;
(iii) technical support and guidance in the operation of the WebXpress Software; and (iv) WebXpress Software error analysis and correction. Major product releases are not covered by the Service and Support contract, and WebXpress retains the right to determine in its sole discretion if a release constitutes an upgrade to an existing product or a new product release. WebXpress will use commercially reasonable efforts to provide error corrections or work-arounds for the most severe errors as soon as possible and based upon WebXpress classification of the severity of the error.

Support shall be provided in compliance with Severity definitions and Escalation guidelines as defined in Sections IV and V of this Schedule.

I. Engineering Contacts - Licensee will designate no more than 5 individuals who will be responsible for communicating and escalating support issues between the companies.

II. Reporting Issues - Licensee will report support requests via email or phone as convenient. Licensee agrees to provide WebXpress with all the necessary information to resolve the reported issue. This may include: issue classification, test cases for isolating and reproducing the issue and other issue documentation.

III. Phone coverage - WebXpress's Support Center is staffed Monday through Friday from 7:00 a.m. to 7:00 p.m. Pacific Time. For off-hour emergencies, procedures can be customized to Licensee's specific needs upon mutual agreement.

IV.  Issue Definition -

 .    Severity 1 - Issue that impacts Licensee's application development schedule, or an End-User's production capability. A high severity issue is an error that causes a major feature of-Licensee's product to be unusable or causes irreparable loss of data and no recovery or work-arounds are available.

 .    Severity 2 - Issue that results when a major feature is operational but unstable or unreliable. Such error would not stop development.

 .    Severity 3 - Enhancements or defects that are targeted for updates, but do not result in the loss of functionality in a major feature.

V. Escalation Guidelines - WebXpress's assigned Engineers will adhere to the following timeframes for internal escalation of Licensee's support requests in order to ensure maximum service responsiveness.

                                      18.

---------------------------------------------------------------------------
Severity             Severity 1  Severity 2  Severity 3  Escalation Point
Definition                                               for Sev. 1 issues

---------------------------------------------------------------------------
Initial Response      4 hours    8 hours     12 hours    N/A
---------------------------------------------------------------------------
Level 1 -            24 hours    2 days       4 days     Support Manager
problem
determination

---------------------------------------------------------------------------
Level 2 -             2 days     1 week       2          Support Manager
problem isolation
weeks

---------------------------------------------------------------------------
Level 3 -             7 days     3 weeks    N/A          Support Manager
Engineering

---------------------------------------------------------------------------

  For Severity 1 Errors WebXpress will promptly initiate the following procedures: (1) assign WebXpress specialists to correct the Error on an expedited basis; (2) provide a report on the status of the progress of correcting the Severity 1 Error every four (4) hours; and (3) commence to provide a temporary workaround or fix. For Severity 1 issues, WebXpress agrees to work continuously to resolve the issue.

  If a reported Severity Level I Error in the WebXpress Software renders the WebXpress Software inoperational, and WebXpress fails to make the WebXpress Software operational, so that it operates in a manner reasonably acceptable to Licensee and without loss of functionality, within 24 hours after WebXpress's first response to Licensee's report of such Error, Licensee may request onsite assistance. Upon this request, WebXpress will use its best efforts to respond by having at least one (1) maintenance person trained in the WebXpress Software at the installation site within twenty-four (24) hours of Licensee's request for onsite service. If such problem is the result of Licensee use of a WebXpress Software in a manner that is prohibited by its documentation or this Agreement or unrelated to a WebXpress Software, Licensee shall reimburse WebXpress at WebXpress's then current published standard rates for such services and any reasonable and actual travel expenses incurred by WebXpress.

  VI. WebXpress Version Support - WebXpress agrees to provide product support to Licensee for the most current version and the previous two versions of WebXpress products.. Notwithstanding the aforementioned, WebXpress shall always support versions released within the last twelve months.

  VII. Expanded support or technical assistance is available upon mutual agreement of the parties at an additional charge in accordance with WebXpress's then-current policy.

                                      19.

                      ADDENDUM TO ISV LICENSE AGREEMENT,

                            AMENDMENT NO. 1 TO THE
                        ISV SOFTWARE LICENSE AGREEMENT

THIS AMENDMENT NO.1 TO THE ISV SOFTWARE LICENSE AGREEMENT ("Amendment No. 1") is made and entered into as of the 28th day of July, 1999 (the "First Amendment Date"), by and between BEA WEBEXPRESS, INC., a Delaware corporation with offices at 550 California Street, San Francisco, CA ("WebXpress"), and BLUE MARTINI SOFTWARE, an Delaware corporation with principal offices at 2600 Campus Drive, Suite 175, San Mateo, CA 94403 ("Licensee").

                                   RECITALS

        WHEREAS, WebXpress and Licensee have entered into that certain ISV Software License Agreement, dated January 29, 1999 (the "Agreement"), which Agreement provides for the licensing of certain WebXpress Software (as defined in the Agreement) for the purpose of integrating such WebXpress Software into the Integrated Product (as defined in the Agreement) for distribution by Licensee.

        WHEREAS, WebXpress and Licensee would like to modify the license and support fee terms of the Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereby agree to amend the Agreement as follows.


1. AMENDED WEBXPRESS SOFTWARE AND ROYALTIES AND SUPPORT FEES: Schedule A and Section C.1. of Schedule C of the Agreement are deleted and replaced with the following:

                                  SCHEDULE A

                              WEBXPRESS SOFTWARE

WebXpress Software covered by this Agreement:

WebLogic Application Server

WebLogic Application Server w/clustering

                                  SCHEDULE C

                          ROYALTIES AND SUPPORT FEES

C.1. Royalties

Licensee will pay royalties based upon a percentage of [...***...] in accordance with the following schedules (subject to a minimum royalty per transaction as stated below):

For Modules Incorporating WebLogic Application Server

--------------------------------------------------------------------------------
CUMULATIVE ROYALTIES       PERCENT OF [...***...]       MINIMUM ROYALTY PER
PAID                                                    TRANSACTION
--------------------------------------------------------------------------------
[...***...]                [...***...]                  [...***...]
--------------------------------------------------------------------------------
[...***...]                [...***...]                  [...***...]
--------------------------------------------------------------------------------
[...***...]                [...***...]                  [...***...]
--------------------------------------------------------------------------------
[...***...]                [...***...]                  [...***...]
--------------------------------------------------------------------------------


For Modules Incorporating WebLogic Application Server w/clustering

--------------------------------------------------------------------------------
CUMULATIVE ROYALTIES       PERCENT OF [...***...]       MINIMUM ROYALTY PER
PAID                                                    TRANSACTION
--------------------------------------------------------------------------------
[...***...]                [...***...]                  [...***...]
--------------------------------------------------------------------------------
[...***...]                [...***...]                  [...***...]
--------------------------------------------------------------------------------
[...***...]                [...***...]                  [...***...]
--------------------------------------------------------------------------------
[...***...]                [...***...]                  [...***...]
--------------------------------------------------------------------------------


For the purposes of this Agreement, [...***...].

The Minimum Royalty shall not apply to those Transactions by Licensee for which no WebXpress software is included in the software sold. No royalties will be owed on marketing, demonstration, training and customer evaluation licenses of the Integrated Product.


[...***...] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2. FULL FORCE AND EFFECT. Except as specifically modified by this Amendment No. 1, the terms of the Agreement are and shall remain in full force and effect.

     IN WITNESS WHEREOF, the each of the parties hereto has caused this Amendment No. 1 to be executed by a duly authorized officer or representative as of the First Amendment Date.


BEA WEBXPRESS, INC.                          BLUE MARTINI SOFTWARE, INC.

By: /s/ Randy Risker                         By: /s/ William Evans
   --------------------------                   --------------------------

Name: Randy Risker                           Name: William Evans
     ------------------------                     ------------------------

Title: Director, F & A                       Title: VP, Marketing
      -----------------------                      -----------------------

Date: 7/15/99                                Date: July 13, 1999
     ------------------------                     ------------------------

                               SECOND AMENDMENT
                                      TO
                                 ISV AGREEMENT

     This Second Amendment (this "Second Amendment") is entered into as of January 31, 2000 ("Amendment Date") between Blue Martini Software a Delaware corporation with offices at 2600 Campus Drive, Suite 175, San Mateo, California 94403 ("Licensee"), and WebXpress, a BEA Company and Delaware Corporation ("WebXpress").

                                   RECITALS
                                   --------


A. License and WebXpress signed an ISV Agreement on January 29, 1999 ("ISV Agreement") and a First Amendment dated as of July 28, 1999 ("First Amendment") which ISV Agreement provides for the licensing of certain WebXpress Software (as defined in the ISV Agreement) for the purpose of integrating such WebXpress Software into the Integrated Product (as defined in the ISV Agreement) for distribution by Licensee.

B. WHEREAS, Licensee and WebXpress now desire to amend the ISV Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the promises included herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

1.       Term. Section 6.1, Initial Term, of the ISV Agreement is revised to
         ----               ------------
read:

         "This Agreement shall become effective on the Effective Date and shall remain in effect for a period of four (4) years and six (6) months thereafter unless the Agreement is terminated as provided below.

2.       Royalties and Support Fees. Section 3.1, Royalty and Support Fees, of
         --------------------------               ------------------------
the ISV Agreement is revised by the addition of the following sentence:


         "The royalties and applicable support fees due to WebXpress shall only accrue against the use or distribution of Licensee's Integrated Products; that is on those transactions by Licensee for which WebXpress software is included embedded in Licensee's product."

3.       Schedule C. Section C.1, Royalties, of the ISV Agreement is deleted and
         ----------               ---------
replaced by the following:

     "Licensee will pay royalties based upon a percentage of [...***...] of the Integrated Product in accordance with the following schedule (subject to a minimum royalty per transaction as stated below):

     For Licensee's Integrated Product incorporating WebLogic Application Server and WebLogic Application Server with Clustering


         Cumulative                   Percent of                Minimum Royalty
         Royalties Paid               [...***...]               Per Transaction
         --------------               -----------               ---------------

         [...***...]                  [...***...]               [...***...]
         [...***...]                  [...***...]               [...***...]
         [...***...]                  [...***...]               [...***...]
         [...***...]                  [...***...]               [...***...]

     For the purposes of this ISV Agreement, [...***...].

     The Minimum Royalty shall not apply to those Transactions by Licensee for which no WebXpress software is included in the software sold. No royalties will be owed on marketing, demonstration, training and customer evaluation licenses of the Integrated Product.

     In addition, WebXpress acknowledges that Licensee may commingle the WebLogic Application Server and WebLogic Application Server with Clustering in their Integrated Products.

     Furthermore, for the purposes of this ISV Agreement, WebXpress shall allow Licensee to distribute their Integrated Products on a rental basis to their end-users for prototype development, (through Licensee's "Incubator Program"). So long as any such rental period does not exceed twelve (12) months for any individual Licensee end user participation in the Incubator Program there shall be no minimum royalty fee for such Integrated
     Product."

4.   Schedule C. Section C.4, Commitment, of the ISV Agreement is supplemented
     ----------               ----------
by the following:

     "Pursuant to this Second Amendment Licensee will commit to purchasing [...***...] in royalty and support, which will be applied towards additional purchases of WebXpress Software and support licensed under this ISV Agreement. This commitment is non-cancelable. Payment terms for this commitment are net 30 days from Effective Date of this Second Amendment. These payments are non-refundable."

[...***...] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.   Entire Agreement. This Second Amendment together with the ISV Agreement
     ----------------
constitutes the entire agreement between the parties with respect to the subject matter hereof.

6. Effect of Amendment. Except as modified by this Second Amendment, all terms and conditions of the ISV Agreement, as amended, shall remain in full force and effect.

     Each of the undersigned represents and warrants that he or she is duly authorized to sign this First Amendment on behalf of the party he or she represents. Each party has read, understands and agrees to the terms and conditions of this First Amendment. This first Amendment may be executed in any number of counterparts, all of which shall constitute together one and the same agreement.


Blue Martini Software, LICENSEE                  WEBXPRESS, A BEA COMPANY

by: /s/ Scott D. Hanham                          By: /s/ Matthison S. Gassu
   ------------------------------                   ---------------------------

Name: Scott D. Hanham                            Name: Matthison S. Gassu
     ----------------------------                     -------------------------

Title: VP, Product Development                   Title: SVP WW Ops
      ---------------------------                      ------------------------